UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016 (February 8, 2016)

VIROPRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-06718	13-3124057
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2151 O'Toole Avenue, Suite 50, San Jose, CA 95131

 (Address of Principal Executive Offices) (Zip Code)

650-300-5190

Registrant’s telephone number, including area code

        N/A

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the registrant ("Viropro") appointed John Doll to a vacancy on the Viropro Board of Directors. Mr. Doll retired in October 2009 as Acting Under Secretary of Commerce for Intellectual Property and Acting Director of the United States Patent and Trademark Office (the "USPTO"). He began his career at the USPTO in 1974 as an assistant examiner, became Supervisory Patent Examiner, having examined and supervised the examination of patent applications encompassing pharmaceuticals, herbicides, pesticides, dyestuffs, inorganic chemistry, hydrometallurgy, zeolite catalysts, buckministerfullerenes, proteins, and peptides, and became Director of Patent Examination responsible for all patent examination issues in the chemistry, chemical engineering, pharmaceutical, biotechnology and design art areas. Before that he was Supervisory Patent Examiner, having examined and supervised the examination of patent applications encompassing pharmaceuticals, herbicides, pesticides, dyestuffs, inorganic chemistry, hydrometallurgy, zeolite catalysts, buckministerfullerenes, proteins, and peptides. During his time at the USPTO, Mr. Doll received numerous awards for the implementation of the Patent Application Location and Monitoring (PALM) system, the development and implementation of the automated examiner Office Action tools, for establishing the Biotechnology Customer Partnership, and for the implementation of the Image File Wrapper system. The terms of compensation for Mr. Doll are still being negotiated by the Board with Mr. Doll.

Viropro issued a press release on February 11, 2016 to disclose these events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 2016	Viropro, Inc.

	By:	/s/ Kenneth A. Sorensen
Kenneth A. Sorensen
Chairman of the Board